                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BLAIR CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

* No fee required

                               BLAIR CORPORATION
                              Warren, Pennsylvania

                            ------------------------

                NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS OF
                               BLAIR CORPORATION

                     to be held on Tuesday, April 20, 1999
                            ------------------------

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of Blair Corporation (the "Company"), a Delaware corporation, will be held in the Knights of Columbus Building, 219 Second Avenue, Warren, Pennsylvania, on Tuesday, April 20, 1999 at 11:00 a.m., for the following purposes:

     1. To elect thirteen directors to serve for a term of one year and until their successors are elected and qualified.

     2. To ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the year 1999.

     3. To transact such other business as may lawfully come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on February 26, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, or any postponements or adjournments thereof.

     To assure that your shares are represented at the meeting, please date, sign and return the enclosed proxy. A postage-paid, self addressed envelope is enclosed for your convenience in returning the proxy. If you decide to attend the meeting, you may revoke the proxy at any time before it is voted.

                                                          DAVID A. BLAIR
                                                                       Secretary
Dated: March 19, 1999
       Warren, Pennsylvania

                               BLAIR CORPORATION
                              Warren, Pennsylvania
                                                                  March 19, 1999

                                PROXY STATEMENT

     This Proxy Statement solicits proxies on behalf of the management of Blair Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company, to be held on Tuesday, April 20, 1999. The Company's principal executive offices are located at 220 Hickory Street, Warren, Pennsylvania 16366.

     Under Delaware law, any person giving a proxy pursuant to this solicitation may revoke it at any time before it is voted by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The shares represented by proxies received by the Company's management will be voted at the meeting, or at any adjournment thereof, in accordance with the specifications made therein. If no specification is made on a proxy card, it will be voted FOR the matters specified on the proxy card. All proxies not voted will not be counted toward establishing a quorum. Stockholders should note that while broker non-votes and votes for ABSTAIN will count toward establishing a quorum, passage of any proposal considered at the Annual Meeting will occur only if a sufficient number of votes are cast FOR the proposal. Accordingly, votes to ABSTAIN and votes AGAINST will have the same effect in determining whether the proposal is approved.

     As of February 26, 1999, there were 8,407,043 shares of the Company's Common Stock outstanding. Only stockholders of record at the close of business on February 26, 1999 will be entitled to notice of and to vote at the meeting and any adjournments thereof, with each share being entitled to one vote. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of the Company's Common Stock outstanding on February 26, 1999 will constitute a quorum.

     A copy of the 1998 Annual Report of the Company, including financial statements and a description of the Company's operations for 1998, accompanies this Proxy Statement, but is not incorporated in this Proxy Statement by this reference. This Proxy Statement, Notice of Meeting and the enclosed proxy card are first being mailed to stockholders on or about March 19, 1999.

                             ELECTION OF DIRECTORS

     One of the purposes of the meeting is to elect thirteen directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The persons named in the proxy intend to vote the proxy for the election as directors of the nominees named below. If, however, any nominee is unwilling or unable to serve as a director, which is not now expected, the persons named in the proxy reserve the right to vote for such other person as may be nominated by management. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

     The table below sets forth the name of each nominee for election as a director and the nominee's age, position with the Company, business experience and principal occupation during the past five years, and family relationships with other directors. All of the nominees were elected as directors at the Company's 1998 Annual Meeting of Stockholders.

                                             POSITION WITH          DIRECTOR          BUSINESS EXPERIENCE
             NAME               AGE             COMPANY               SINCE         DURING PAST FIVE YEARS
             ----               ---             -------               -----         ----------------------
David A. Blair(1).............. 48           Secretary and            1988     Secretary and Order Handling
                                             Order Handling                    Service Director for the past
                                            Service Director                   five years.

Robert W. Blair(1)............. 68              Director              1962     Director, 1962--present;
                                                                               Executive Vice President, January
                                                                               1, 1990--December 31, 1990;
                                                                               Secretary, July 16,
                                                                               1963--December 31, 1990; member
                                                                               of Executive Committee, April 16,
                                                                               1968--December 31, 1990.

Steven M. Blair(2)............. 55           Vice President           1986     Vice President (Order Handling)
                                            (Order Handling)                   for the past five years.

Robert D. Crowley.............. 49           Vice President           1994     Vice President (Menswear) for the
                                               (Menswear)                      past five years.

John O. Hanna.................. 67              Director              1992     Chairman of the Board, President
                                                                               and Chief Executive Officer of
                                                                               Northwest Bancorp, Inc., Warren,
                                                                               PA, July, 1998--present;
                                                                               Director, President and Chief
                                                                               Executive Officer of Northwest
                                                                               Bancorp, Inc., Warren, PA,
                                                                               February, 1998--July, 1998;
                                                                               Chairman of the Board of
                                                                               Northwest Savings Bank, Warren,
                                                                               PA, July, 1998--present;
                                                                               Director, President and Chief
                                                                               Executive Officer of Northwest
                                                                               Savings Bank, Warren, PA,
                                                                               January, 1977--July, 1998;
                                                                               Director, Jamestown Savings Bank,
                                                                               Jamestown, NY, November,
                                                                               1995--present.

Gerald A. Huber................ 70              Director              1992     Director and Secretary, Warren
                                                                               Foundation, Warren, PA, February
                                                                               1, 1987--present; Senior Vice
                                                                               President and Manager, Warren
                                                                               Area Trust Department, Marine
                                                                               Bank, Erie, PA, July 1,
                                                                               1982--June 30, 1992.

Craig N. Johnson............... 57              Director              1997     Managing Director and Partner,
                                                                               Glenthorne Capital, Inc.,
                                                                               Philadelphia, PA, February 1,
                                                                               1994--present; Chief Operating
                                                                               Officer and President, Maritrans,
                                                                               Inc., Philadelphia, PA, February,
                                                                               1990--December, 1993.

Murray K. McComas.............. 62     President, Chairman of the     1977     President, Chairman of the Board
                                          Board and member of                  and member of Executive Committee
                                          Executive Committee                  for the past five years.

                                             POSITION WITH          DIRECTOR          BUSINESS EXPERIENCE
             NAME               AGE             COMPANY               SINCE         DURING PAST FIVE YEARS
             ----               ---             -------               -----         ----------------------
Thomas P. McKeever............. 50           Vice President           1994     Vice President (Corporate Affairs
                                      (Corporate Affairs and Human             and Human Resources), January 1,
                                        Resources) and member of               1997--present; member of
                                          Executive Committee                  Executive Committee, October 16,
                                                                               1996-- present; Vice President
                                                                               (Employee and Public Relations),
                                                                               July, 1989--December, 1996;
                                                                               Director, Blair Holdings, Inc.,
                                                                               September, 1996--present.

Michael J. Samargya............ 65           Vice President           1973     Vice President (Information
                                         (Information Services)                Services) for the past five
                                                                               years.

Kent R. Sivillo................ 52    Vice President and Treasurer    1996     Vice President and Treasurer,
                                                                               January 1, 1997--present;
                                                                               Assistant Treasurer and Assistant
                                                                               Vice President, April 17, 1990--
                                                                               December 31, 1996; Director,
                                                                               Blair Holdings, Inc., September,
                                                                               1993--present; President, Blair
                                                                               Holdings, Inc., September,
                                                                               1996--present; Vice President and
                                                                               Treasurer, Blair Holdings, Inc.,
                                                                               September, 1993--September, 1996.

Blair T. Smoulder.............. 56    Executive Vice President and    1988     Executive Vice President and
                                          member of Executive                  member of Executive Committee for
                                               Committee                       the past five years.

John E. Zawacki................ 50    Vice President (Womenswear)     1988     Vice President (Womenswear) for
                                        and member of Executive                the past five years; member of
                                               Committee                       Executive Committee, October 16,
                                                                               1996--present.

---------------

(1) Mr. David A. Blair is the nephew of Mr. Robert W. Blair.

(2) Mr. Steven M. Blair is not related to either Mr. Robert W. Blair or Mr. David A. Blair.

     The table below sets forth the name of each executive officer of the Company not listed above, his name, age, position with the Company, present principal occupation and business experience during the past five years.

                                                                    EXECUTIVE
                                             POSITION WITH           OFFICER          BUSINESS EXPERIENCE
             NAME               AGE             COMPANY               SINCE         DURING PAST FIVE YEARS
             ----               ---             -------               -----         ----------------------
Timothy J. Baker............... 52           Vice President           1990     Vice President (Planning) for the
                                               (Planning)                      past five years.

Patrick J. Kennedy............. 49           Vice President           1996     Vice President (Home Products),
                                            (Home Products)                    November 4, 1996--present; Senior
                                                                               Vice President Marketing, Geo. W.
                                                                               Park Seed Co. Inc., Greenwood,
                                                                               SC, March, 1995--August, 1996;
                                                                               Senior Vice President
                                                                               Merchandising, Gander Mountain,
                                                                               Inc., Wilmot, WI, December,
                                                                               1991--February, 1995.

John A. Lasher................. 47           Vice President           1987     Vice President (Advertising) for
                                             (Advertising)                     the past five years; Director,
                                                                               Blair Holdings, Inc., September,
                                                                               1993--present.

Randall A. Scalise............. 44           Vice President           1993     Vice President (Merchandise
                                         (Merchandise Handling)                Handling) for the past five
                                                                               years.

James H. Smith................. 52           Vice President           1995     Vice President (Corporate
                                       (Corporate Development and              Development and Facilities),
                                              Facilities)                      April, 1997--present; Vice
                                                                               President (Building and
                                                                               Property), January 18,
                                                                               1995--April, 1997; Assistant Vice
                                                                               President (Building and
                                                                               Property), April 17,
                                                                               1990--January 17, 1995.

William A. Tucker.............. 45           Vice President           1989     Vice President (Mailing) for the
                                               (Mailing)                       past five years.

Lawrence R. Vicini............. 50           Vice President           1992     Vice President (International
                                         (International Trade)                 Trade) for the past five years.

Stephen P. Wiedmaier........... 47           Vice President           1998     Vice President (Credit
                                          (Credit Management)                  Management) December,
                                                                               1998--present; Assistant Vice
                                                                               President (Credit Management)
                                                                               April, 1997--December, 1998;
                                                                               Assistant Vice President (Order
                                                                               Handling) September, 1994--April,
                                                                               1997; Assistant Vice President
                                                                               (Mailing) October, 1989--
                                                                               September 1994.

PRINCIPAL HOLDERS OF COMMON STOCK*

     (a) Security Ownership of Certain Beneficial Owners. Unless otherwise indicated, the table below sets forth information as of February 26, 1999 with respect to each person and institution known to the Company's management to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock.

NAME AND ADDRESS                   AMOUNT AND NATURE OF                PERCENT
OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP                OF CLASS
-------------------                --------------------                --------
Gerald Huber
371 Bent Twig Rd
Warren, PA 16365.................          515,946(1)                    6.14%

PNC Bank Corporation
5th Ave. & Wood Street
Pittsburgh, PA 15222.............        1,370,922(2)                   16.30%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401...........          608,500(3)                    7.24%

FMR Corp.
82 Devonshire Street
Boston, MA 02109.................          890,500(4)                   10.59%

---------------

 * For purposes of calculating the percent of class ownership, the figure used for the amount of outstanding Common Stock is 8,407,043, which amount represents the figure reported as outstanding by the transfer agent as of the record date.

(1) Such amount includes the indirect beneficial ownership of 513,046 shares of Common Stock owned jointly with PNC Bank Corporation in their capacity as co-executors to the estate of John Blair.

    The above information was provided to the U.S. Securities and Exchange Commission in a Schedule 13G filed on February 10, 1999 by Gerald Huber.

(2) All of these shares are held by PNC Bank, N.A., in a safekeeping agency account with the Depository Trust Company. PNC Bank, N.A. currently serves as the trustee, administrator or registered owner of 60 separate trust, custodial and estate accounts which are the record or beneficial owners of the Company's Common Stock, one of which is individually the record or beneficial owner of five percent or more of the Company's outstanding Common Stock. PNC Bank, N.A. disclaims beneficial ownership of these shares. Such amount includes the indirect beneficial ownership of 513,046 shares of Common Stock owned jointly with Gerald Huber in their capacity as co-executors to the estate of John Blair.

    The above information was provided to the Company by PNC Bank, N.A. in a letter dated March 4, 1999.

(3) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 608,500 shares or 7.24% of the Company's Common Stock as of December 31, 1998, all of which shares are held in portfolios of four registered investment companies, for which Dimensional Fund Advisors, Inc. serves as investment advisor, and certain other investment vehicles, including commingled group trusts, for which Dimensional Fund Advisors, Inc. serves as investment manager. All of the shares are owned by the portfolios and Dimensional disclaims beneficial ownership of all such shares.

    The above information was provided to the U.S. Securities and Exchange Commission in a Schedule 13G filed on February 11, 1999 by Dimensional Fund Advisors, Inc.

(4) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 890,500 shares or 10.59% of the Common Stock outstanding of the

    Company as of December 31, 1998, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low-Priced Stock Fund (the "Fund"), amounted to 890,500 shares or 10.59% of the Common Stock outstanding of the Company. The Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.

    Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity, each has sole power to dispose of the 890,500 shares owned by the Fund. Neither FMR Corp. nor Edward C. Johnson 3d, has the power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund's Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund's Board of Trustees.

    Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12% and Abigail P. Johnson, Director of FMR Corp, owns 24.5% of the aggregate outstanding voting stock of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

    The above information was provided to the U.S. Securities and Exchange Commission in a Schedule 13G filed on February 11, 1999 by FMR Corp.

     (b) Security Ownership of Management. The following table sets forth, as of February 26, 1999, certain information with respect to the Company's Common Stock owned beneficially by each director and nominee for election as a director, which includes all of the executive officers named below under "Executive Compensation," and by all directors and executive officers of the Company as a group.

                                                       NUMBER OF SHARES
                     NAME OF                             AND NATURE OF                           PERCENT
                 BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)                      OF CLASS
                 ----------------                   -----------------------                      --------
David A. Blair....................................            47,262(2)(3)(4)                      0.56%
Robert W. Blair...................................           286,223(3)(4)                         3.40%
Steven M. Blair...................................            24,995(4)                            0.30%
Robert D. Crowley.................................            18,248(4)                            0.22%
John O. Hanna.....................................             5,700(4)                            0.06%
Gerald A. Huber...................................           515,956(4)(5)                         6.14%
Craig N. Johnson..................................             1,000                               0.01%
Murray K. McComas.................................            54,055(4)                            0.64%
Thomas P. McKeever................................            12,550                               0.15%
Michael J. Samargya...............................            24,150                               0.29%
Kent R. Sivillo...................................            12,650                               0.15%
Blair T. Smoulder.................................            25,050(4)                            0.30%
John E. Zawacki...................................            19,479(4)                            0.23%
All directors and executive officers as a group
  (includes 21 persons)...........................         1,131,208(2)(3)(4)(5)(6)(7)            13.46%

---------------

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares beneficially owned.

(2) Such share totals include, with respect to Mr. David A. Blair, 39,500 shares held in a revocable trust established by Mr. David A. Blair and administered by a commercial bank.

(3) The share totals include the following shares of stock held by a bank as trustee for the benefit of the indicated nominee, as to which the indicated nominees have no voting or investment power, beneficial interest in which shares is disclaimed by such nominees: Mr. Robert W. Blair (46,333 shares) and Mr. David A. Blair (767 shares).

(4) The share totals include the following shares of Common Stock held by and for the benefit of members of the immediate families of certain nominees, as to which the indicated nominees have no voting or investment power, beneficial interest in which is disclaimed by such nominees: Mr. David A. Blair (2,995 shares), Mr. Robert W. Blair (7,160 shares), Mr. Steven M. Blair (7,500 shares), Mr. Robert D. Crowley (9,998 shares), Mr. John O. Hanna (1,200 shares), Mr. Gerald A. Huber (10 shares), Mr. Murray K. McComas (980 shares), Mr. Blair T. Smoulder (8,900 shares) and Mr. John E. Zawacki (11,629 shares).

(5) Such amount includes the indirect beneficial ownership of 513,046 shares of Common Stock owned jointly with PNC Bank Corporation in their capacity as co-executors to the estate of John Blair.

(6) The share totals include 2,465 shares of Common Stock which are held by or for the benefit of members of the immediate families of executive officers of the Company not identified individually in this chart, as to which such executive officers have no voting or investment power, beneficial interest in which is disclaimed by such executive officers.

(7) Such share totals include an aggregate of 7,100 shares of Common Stock jointly owned by the directors and executive officers with their spouses.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation awarded to, earned by, or paid to the Company's chief executive officer, Mr. Murray K. McComas, and its four most highly compensated executive officers other than Mr. McComas for all services rendered to the Company during 1998 and for each of the previous two years:

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                           ----------------------------------------
            NAME AND                                                 OTHER ANNUAL         ALL OTHER
       PRINCIPAL POSITION          YEAR    SALARY(1)    BONUS(2)    COMPENSATION(3)    COMPENSATION(4)
       ------------------          ----    ---------    --------    ---------------    ---------------
Murray K. McComas................  1998    $500,382     $49,252        $124,833            $51,955
President and                      1997     518,622           0          46,011             47,763
Chairman of the Board              1996     517,840           0           9,823             57,321

John Lasher......................  1998     258,630      14,255          38,826             30,911
Vice President                     1997     271,284           0          14,397             29,442
(Advertising)                      1996     270,874           0           6,185             30,592

Michael J. Samargya..............  1998     312,260      19,248          41,080             38,154
Vice President                     1997     329,056           0           2,077             52,403
(Information Services)             1996     328,560           0           3,450             42,750

Blair T. Smoulder................  1998     365,971      29,882          80,364             50,718
Executive Vice                     1997     380,354           0          22,745             49,825
President                          1996     379,780           0           5,036             54,331

John E. Zawacki..................  1998     274,856      19,248          56,399             26,394
Vice President                     1997     279,734           0          21,744             24,492
(Womenswear)                       1996     279,312           0           6,439             28,754

---------------

(1) There were no directors' fees paid to the named executive officers during the years 1996, 1997 and 1998.

(2) On January 19, 1998, the Executive Officer Compensation Committee approved an incentive award schedule for fiscal year 1998. Executive officers were eligible to receive awards equal to a percentage of their salary income for 1998. The percentage depends upon the range of the Company's income before income taxes for the year. The base payout goal is $23,500,000, such that no incentive awards are received unless the Company's income before income taxes equals or exceeds this threshold figure. If the Company's income before income taxes falls higher, within a graduated range, incentive awards are increased. The income before income taxes in 1998 was $33,842,008. The 1998 incentive awards were paid by the Company in 1999. No Incentive compensation and no bonuses were paid by the Company to its executive officers in 1998 for 1997 or in 1997 for 1996.

(3) This aggregate figure includes the dollar value of the difference between the price paid by the named executive officer for stock and the fair market value of the stock purchased on the date of purchase pursuant to the Company's Employee Stock Purchase Plan, and the sum of amounts reimbursed for payment of taxes on restricted stock awards and interest imputed on the deferred payment for restricted stock not yet fully paid for with respect to the named executive officer.

    Aggregate restricted stock award holdings at the end of the Company's last fiscal year for each of the named executive officers were:

                                                                 NUMBER OF SHARES    DOLLAR VALUE
                                                                 ----------------    -------------
                                                                                     (ON 12/31/98)
               Murray K. McComas...............................       19,350           $137,250
               John A. Lasher..................................        6,750             48,298
               Michael J. Samargya.............................        5,750             41,698
               Blair T. Smoulder...............................       10,550             76,968
               John E. Zawacki.................................        7,750             56,698

    Restricted stock awards are made under the Company's Employee Stock Purchase Plan. The purchase price for shares purchased under the Plan is paid over time out of cash dividends, when and if declared and paid by the Company. No cash is received by the Company at the time the shares are purchased, although the participant receives the rights to receive dividends and vote the shares at that time. Awarded shares are subject to repurchase by the Company, for the dividends which have been paid toward the purchase price, if the participant's employment with the Company terminates for reasons other than death, retirement or disability. There is no vesting schedule, and vesting occurs when stock received under said Plan is fully paid, which will vary with the Company's dividend policy from year to year. Dividends will be paid on all shares of restricted stock received pursuant to this Plan as and when dividends are declared by the Company with respect to all of its outstanding Common Stock.

(4) Includes the Company's contributions made for the benefit and on behalf of the named executive officer under the following:

     A. Life Insurance--The dollar value of premiums for term life insurance (having a face value in excess of $50,000) paid by the Company for the benefit of each of the named executive officers is:

                                                                 1996           1997           1998
                                                                 ----           ----           ----
            Murray K. McComas...............................    $6,579         $6,585         $6,322
            John A. Lasher..................................       771            773            726
            Michael J. Samargya.............................     3,923          3,931          3,689
            Blair T. Smoulder...............................     1,903          2,979          2,844
            John E. Zawacki.................................       799            740            785

     B. The Dollar Value of All Unused Personal and Vacation Days Paid by the Company to Each of the Named Executive Officers is:

                                                                 1996       1997       1998
                                                                 ----       ----       ----
            Murray K. McComas...............................    $     0    $     0    $     0
            John A. Lasher..................................      4,092      5,217          0
            Michael J. Samargya.............................      6,204     18,984      6,328
            Blair T. Smoulder...............................     14,629     14,629     14,629
            John E. Zawacki.................................          0          0          0

     C. The Company's Profit Sharing and Savings Plan--The Company's Profit Sharing and Savings Plan has two components, a savings component and a profit sharing component. Under the savings component, which is available to all full-time employees of the Company with one year of service, the Company matches employees' contributions to the Plan of 1% to 5% of their salary. The Company's contributions, and the earnings thereon, are subject to divestiture in accordance with a vesting schedule under which 20% vests after three years of service to the Company, with an additional 20% vesting after each year thereafter until full vesting is achieved after seven years of service. Amounts allocated to the named executive officers are:

                                                                 1996       1997       1998
                                                                 ----       ----       ----
            Murray K. McComas...............................    $11,160    $11,295    $11,153
            John A. Lasher..................................     10,919     12,029     11,501
            Michael J. Samargya.............................     10,949     13,314     11,108
            Blair T. Smoulder...............................     10,700     11,954     11,330
            John E. Zawacki.................................     11,212     11,232     10,617

        Under the profit sharing component of the Company's Profit Sharing and Savings Plan, which covers all employees of the Company, the Company contributes 10% of its "adjusted net income," as defined in the Plan, to the Plan's trust fund. Amounts contributed by the Company to the trust fund are allocated among participating employees based on salary and years of service to the Company, but allocations to the executive officers listed in this table are limited to $30,000 (adjusted to take into account cost-of-living adjustments provided for under Section 415(d) of the Internal Revenue Code since 1986). The amounts allocated are invested in accordance with the instructions of the individual Plan participants in investments approved by the Plan trustees. Amounts allocated to the named executive officers are:

                                                                 1996           1997           1998
                                                                 ----           ----           ----
            Murray K. McComas...............................    $5,419         $5,478         $8,503
            John A. Lasher..................................     5,369          5,431          8,430
            Michael J. Samargya.............................     5,412          5,471          8,493
            Blair T. Smoulder...............................     5,401          5,461          8,477
            John E. Zawacki.................................     5,383          5,444          8,451

     D. Benefit Restoration Plans -- The following amounts were paid as reimbursement under the Company's benefit restoration plans to compensate the named executive officers for benefits not otherwise paid under the Company's Profit Sharing and Savings Plan due to limitations imposed by tax law:

                                                      1996       1997       1998
                                                      ----       ----       ----
            Murray K. McComas......................  $36,986    $27,233    $14,582
            John A. Lasher.........................    9,442      5,992      1,562
            Michael J. Samargya....................   16,263     10,703      3,181
            Blair T. Smoulder......................   21,698     15,159      6,698
            John E. Zawacki........................   11,360      7,015      2,793

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Executive Committee of the Board of Directors, consisting of Murray K. McComas, Thomas P. McKeever, Blair T. Smoulder, and John
E. Zawacki. The standing Audit Committee of the Board of Directors, which consists of David A. Blair, John O. Hanna, and Gerald A. Huber, is established to assist the Board of Directors in fulfilling its responsibilities concerning corporate accounting, the reporting practices of the Company and the integrity and quality of financial reports of the Company.

     The standing Nominating Committee, which consists of Robert W. Blair, John
O. Hanna, Craig N. Johnson, and Murray K. McComas, considers and recommends the nominees for directors to stand for election at the Company's Annual Meeting of Stockholders, as well as recommending director candidates in the interim and recommending nominees for executive officer positions.

     The Executive Officer Compensation Committee, currently consisting of Robert W. Blair, John O. Hanna, Gerald A. Huber, and Craig N. Johnson, recommends policies for and levels of executive officer compensation other than awards under the Company's Employee Stock Purchase Plan. The Exempt Compensation Committee, currently consisting of Murray K. McComas, Thomas P. McKeever, Blair
T. Smoulder, and John E. Zawacki recommends policies and levels of compensation for all other employees on the exempt payroll. In addition, the Employee Stock Purchase Plan Committee, currently consisting of Robert W. Blair, John O. Hanna, and Gerald A. Huber, administers the Company's Employee Stock Purchase Plan.

     During 1998, the Board of Directors held 13 meetings. The Executive Committee held 13 meetings, and the Employee Stock Purchase Plan Committee and Nominating Committee each met once. The Executive Officer Compensation Committee held 2 meetings, and the Audit Committee held 2 meetings. The Exempt Compensation Committee met 8 times in 1998. Each nominee for election to the Board of Directors attended more than 75 percent of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which he served.

COMPENSATION OF DIRECTORS

     In 1998, non-management members of the Board of Directors each received an annual retainer of a stock grant of 500 shares of the Company's Common Stock for transfer on April 21, 1998 and a cash grant equal to the value of 500 shares of the Company's Common Stock calculated as at the close of business on April 21, 1998. The aggregate value of this April 21, 1998 cash grant was $35,625. In 1998, non-management members also received compensation in the amount of $750 for each meeting of the Board of Directors attended and $400 for each meeting attended of each of the Committees of the Board of Directors. Management members of the Board of Directors are not compensated for attending meetings of the Board of Directors or its Committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Officer Compensation Committee consists of Robert W. Blair, John O. Hanna, Gerald A. Huber, and Craig N. Johnson. The Employee Stock Purchase Plan Committee consists of Robert W. Blair, John O. Hanna, and Gerald
A. Huber. Mr. Hanna, Mr. Huber and Mr. Johnson are non-management directors of the Company. Mr. Robert W. Blair was a Vice President and Executive Vice President of the Company in 1989 and 1990, respectively, but he has not served as a Company employee since that time. Although not an appointed member of the Executive Officer Compensation Committee, Murray K. McComas, the Company's President, participated in the evaluation and discussion of appropriate salary levels for all executive officers other than himself and Mr. Blair T. Smoulder, Executive Vice President, at the request of the Executive Officer Compensation Committee.

                       COMPENSATION COMMITTEE REPORTS ON
                         EXECUTIVE OFFICER COMPENSATION

     For fiscal year 1998, decisions on compensation for executive officers of the Company were made by the Executive Officer Compensation Committee and the Employee Stock Purchase Plan Committee. In accordance with the rules of the Securities and Exchange Commission (the "SEC") designed to enhance disclosure of policies with respect to executive compensation, set forth below are reports submitted by these committees addressing the Company's compensation policies with respect to executive officers for fiscal year 1998.

Report of the Executive Officer Compensation Committee

     The Executive Officer Compensation (the "EOC") Committee of the Board of Directors is responsible for salary levels and bonuses for all officers of the Company deemed by the Board of Directors to be within the SEC's definition of "executive officer", i.e., a company's president, any vice president in charge of a principal business unit, division or function or any other officer or person who performs similar policymaking functions for the Company. The minutes of meetings of the EOC Committee at which compensation decisions are reached are acknowledged and approved by the full Board of Directors of the Company.

     The EOC Committee's decisions on salary levels for executive officers ultimately were subjective, based on consideration of a number of factors. No one factor was determinative of the salary level of any of the executive officers. Moreover, the EOC Committee did not weigh any one factor against any other in a way that makes it possible to assign a numerical value to the weight of any factor in the determination of the salaries of the executive officers.

     Murray K. McComas, the Chairman and President of the Company, participated in the evaluation and discussion of appropriate salary levels for all executive officers other than himself and the Company's Executive Vice President, Mr. Blair T. Smoulder. Mr. McComas did not participate in the discussion when the EOC Committee evaluated him and determined his salary level and the salary level of Mr. Smoulder.

     On June 11, 1997, the EOC Committee approved a new schedule for the establishment of base salaries for the Company's executive officers which places a greater emphasis on incentive or at-risk compensation. This new base salary schedule is consistent with the recommendations of the Corporation's Salary Review Task Force Committee and Towers Perrin, compensation consultants, which conducted a review of compensation for the Company's exempt employees, inclusive of all executive officers. The compensation review, which included a comparative analysis of the Company's salary plan with the compensation plans of companies of comparable size or business focus, revealed that, although the Company's plan was generally competitive with the compensation plans of peer companies, the Company's total compensation was much more heavily weighted towards base salary, rather than incentive-based awards, particularly at the executive officer level.

     Due in part to those conclusions, the EOC Committee adopted on June 11, 1997 a new schedule for base salary increases under which a job grade is assigned to each executive officer depending on his responsibilities. Compensation ranges were established for these levels through a review process that included both a proxy analysis and compensation surveys of related position responsibilities among similar industries, as well as the regional market, provided by Towers Perrin. Individual salaries were determined by the person's job grade, experience and individual performance. None of the Company's five most highly compensated executive officers received a base salary increase with respect to 1997 and 1998. In view of the former imbalance in the Company's salary plan, the new salary schedule requires that all executive officers exceeding the "Base Salary Range" have their salaries reduced to fall within the range of their respective job levels over a 3-year period from 1998-2000. Accordingly, Mr. McComas advised the committee that in 1997 annual salary adjustments for executive officers would range from 0% (for those currently exceeding the range) to 10% for those who had recently received significant promotions or increases in responsibility. All salary increases proposed were within the range of the new salary structure. Nine of the seventeen executive officers of the Company (including all five of the most highly compensated executive officers) began a base-salary reduction process in April, 1998. Further base salary reductions will be implemented in April, 1999.

     The EOC Committee's decisions with respect to bonuses for executive officers in 1996 and 1997 were made in accordance with the executive officer bonus schedule established and approved by the committee on December 16, 1993. Under this plan, no executive officer received a bonus or incentive award payment in 1997 based on 1996 results, nor in 1998 based on 1997 results.

     On January 19, 1998, the EOC Committee reviewed and approved an incentive award schedule for fiscal year 1998. Under this incentive award schedule, executive officers were eligible to receive awards equal to a percentage of their salary income for the year. The percentage is dependent upon the range of the Company's income before income taxes for the year. The base payout goal is $23,500,000, such that no incentive awards are received unless the Company's income before income taxes equals or exceeds this threshold figure. If the company's income before income taxes falls higher, within a graduated range, incentive awards are increased.

                                       MEMBERS OF THE EXECUTIVE OFFICER
                                       COMPENSATION COMMITTEE

                                       Gerald A. Huber (Chairman)
                                       Robert W. Blair
                                       John O. Hanna
                                       Craig N. Johnson

                                       Murray K. McComas
                                         (not a member of the committee)

Report of the Employee Stock Purchase Plan Committee

     Awards under the Company's Employee Stock Purchase Plan (the "Plan") are the responsibility of the Employee Stock Purchase Plan ("ESPP") Committee. The ESPP Committee is made up of non-management directors who are not eligible to participate in the Plan. Decisions of the ESPP Committee are final and binding on the Company.

     Awards under the Plan are designed primarily to recognize the contributions of individual key employees to the Company's performance and to align the interests of management and stockholders. For many years, the Company has endorsed the view that management and key employees of the Company should be stockholders of the Company so that they will be motivated to increase stockholder value. This policy is implemented through the award, to selected employees of the Company, of rights to purchase shares of the Company's Common Stock under the Plan. Awards ordinarily are made once each year.

     The ESPP Committee selects employees to receive awards under the Plan (based, in part, on recommendations of the Company's executive officers and department heads as to employees who are not executive officers), determines the number of shares subject to the award, and chooses the price at which shares will be made available for purchase under the Plan. Because the price paid to purchase the stock under the grant is below fair market value and is paid out of dividends earned on the purchased shares, the price at which the shares are sold directly affects the degree to which grants under the Plan serve as incentive compensation for future performance rather than as bonuses for past performance.

     Many factors, both objective and subjective, were considered by the ESPP Committee before making grants in 1998, including, but not limited to, the Company's financial performance, the historic responsibilities and performance of individual employees, the future potential value of the employees to the Company, prior grants to the employee, and the employee's current vested and unvested ownership of the Company's Common Stock. There is no direct correlation between regular salary and awards under the Plan. No award was specifically tied to any one measure of performance or factor, and the ESPP Committee did not assign relative weights to the factors it considered in a way that would make it possible to assign a numerical value to the weight of any factor. Full ownership of the shares ordinarily does not vest, however, until they are fully paid for out of corporate dividends. The Company's dividend level can thus affect the full vesting of the shares, and the market price of the shares in large part determines the value of the grant to an individual employee.

     In 1998, the ESPP Committee awarded grants under the Plan for purchase of an aggregate of 50,400 shares of the Company's Common Stock to 100 of the Company's employees, 15 of whom were executive officers of the Company. Awards for all employees ranged from 250 shares to 3,000 shares, with 1,280 being the average number of shares sold to the Company's executive officers. The purchase price for all shares sold under the Plan in 1998 was $10.50 per share, at a time when the Company's Common Stock was trading at $31.50 per share, or approximately 33% of the market value of the Company's Common Stock at the date of purchase. Over the prior several years, the purchase price for stock awarded pursuant to the Plan has usually been approximately one-third of market value at the time of grant.

     Mr. McComas, the Company's Chief Executive Officer, received a grant of 3,000 shares, having a value of $63,000 by reason of the difference between the price paid and the fair market value of the stock at the time of purchase. While the ESPP Committee's decision with respect to Mr. McComas' grant was a subjective one, it was not based on any one factor or any weighing of one factor against another. Mr. McComas' award criteria were the same as those of other executive officers. The ESPP Committee was of the view that Mr. McComas' strong leadership of the Company warranted a grant of that size.

                                       MEMBERS OF THE EMPLOYEE STOCK
                                       PURCHASE PLAN COMMITTEE

                                       Robert W. Blair (Chairman)
                                       John O. Hanna
                                       Gerald A. Huber

                               PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the AMEX Market Value Index and the S&P Retail Composite Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

         Among Blair Corporation Common Stock, AMEX Market Value Index
                    and S&P Retail Stores Composite Index**

                                                                                                          S&P RETAIL COMPOSITE
                                                 BLAIR CORPORATION        AMEX MARKET CALUE INDEX              INDEX
                                                 -----------------        -----------------------      --------------------
1/1/94                                                 100.00                      100.00                      100.00
1994                                                   100.00                       91.00                       91.00
1995                                                    85.00                      115.00                      102.00
1996                                                    54.00                      122.00                      121.00
1997                                                    50.00                      143.00                      174.00
1998                                                    66.00                      144.00                      281.00

Assumes $100 invested on January 1, 1994 in Blair Corporation Stock, AMEX Market Value Index and S&P Retail Composite Index.

 * Total return assumes reinvestment of dividends.

** Fiscal year ending December 31.

     The closing price of the Company's Common Stock on the American Stock Exchange on March 8, 1999, was $18.125.

            APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Another purpose of the meeting is to ratify the reappointment by the Board of Directors of the firm of Ernst & Young LLP as independent certified public accountants to examine the financial statements and to perform the annual audit for the Company for the year December 31, 1999, such appointment to continue at the pleasure of the Board of Directors.

     A resolution calling for the ratification of the appointment of Ernst & Young LLP will be presented at the Annual Meeting. Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to appropriate questions.

     The Board of Directors recommends ratification of the appointment of Ernst & Young LLP.

                                 OTHER MATTERS

     Management does not know of any matters to be brought before the meeting other than the matters that are set forth in the Notice of the Annual Meeting of Stockholders that accompanies this Proxy Statement and are described herein. In the event that any such matters do come properly before the meeting, it is intended that the persons named in the form of proxy solicited by management will vote all proxies in accordance with their best judgment.

RECEIPT OF STOCKHOLDER PROPOSALS

     Any stockholder proposals which are to be presented for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Stockholders in reliance on Rule 14a-8 of the Securities Exchange Act of 1934 must be received by David A. Blair, Secretary, Blair Corporation, 220 Hickory Street, Warren, Pennsylvania 16366, no later than November 22, 1999. A proposal submitted by a stockholder outside of the process of Rule 14a-8 for the 2000 Annual Meeting of Stockholders will not be considered timely unless notice of such proposal is received by the Company prior to February 2, 2000. The proxy to be solicited on behalf of the Company's Board of Directors for the 2000 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal not considered to have been timely received that nonetheless properly comes before the 2000 Annual Meeting of Stockholders.

EXPENSE OF SOLICITATION OF PROXIES

     The cost of soliciting proxies by means of this Proxy Statement will be borne by the Company. The Company may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy solicitation material to the beneficial owners of the Company's Common Stock and may reimburse them for their expenses in doing so.

                                                       DAVID A. BLAIR
                                                                       Secretary

                                                                                                                         PLEASE MARK
                                                                                                                       YOUR VOTES AS
                                                                                                                        INDICATED IN
                                                                                                                    THIS EXAMPLE [X]


THE BOARD RECOMMENDS A VOTE FOR THE ELECTION                                       The Board recommends a vote FOR the ratification
OF THE NOMINEES LISTED IN ITEM I.                                                  of Ernst & Young LLP as auditors in Item II.

I. ELECTION OF DIRECTORS:                      Vote for all    WITHHOLD AUTHORITY  II. RATIFICATION OF ERNST & YOUNG LLP AS
   Nominees:                                 nominees listed   to vote for all         AUDITORS:
   David A. Blair      Murray K. McComas      below (except    nominees listed
   Robert W. Blair     Thomas P. McKeever    as shown below         below                      FOR      AGAINST     ABSTAIN
   Steven M. Blair     Michael J. Samargya   to the contrary)
   Robert D. Crowley   Kent R. Sivillo                                                        [  ]        [  ]        [  ]
   John O. Hanna       Blair T. Smoulder           [  ]              [  ]
   Gerald A. Huber     John E. Zawacki
   Craig N. Johnson


(Instructions: To withhold authority to vote for any INDIVIDUAL NOMINEES write the nominee's name on the line provided below:)


----------------------------------------------------



     The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.


     Signature(s) _____________________________________________________________________________________ Date __________ , 1999
     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.





                                                        FOLD AND DETACH HERE



                                                              BLAIR(R)
                                                     WARREN, PENNSYLVANIA 16366
                                                    QUALITY AND VALUE SINCE 1910

PROXY


                      THIS PROXY IS SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF BLAIR CORPORATION

     The undersigned hereby appoints Murray K. McComas, David A. Blair, and Kent
R. Sivillo, and each of them with power of substitution in each, as proxies to represent the undersigned at the annual meeting of the stockholders of Blair Corporation, to be held at the Knights of Columbus Building, 219 Second Avenue, Warren, Pennsylvania on Tuesday, April 20, 1999 at 11:00 A.M. and at any adjournments thereof, to vote the same number of shares and as fully as the undersigned would be entitled to vote if then personally present in the manner directed by the undersigned.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN ITEM I, AND FOR THE RATIFICATION OF AUDITORS IN ITEM II; AND THE PROXIES ARE AUTHORIZED, IN ACCORDANCE WITH THEIR JUDGMENT, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.


                              FOLD AND DETACH HERE


                                 [ILLUSTRATION]
                         BLAIR CORPORATION HEADQUARTERS
                               220 HICKORY STREET
                              WARREN, PENNSYLVANIA